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EXHIBIT 10.73

                              EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of May 1, 1999 between American Silicon Products Incorporated, a Rhode Island corporation "American Silicon Products" or (the "Company"), and SEMX Corporation (the Corporation), and Richard Brown (the "Executive"), an individual residing at 211 Clafin Street, Belmont, MA 02178.

                                   WITNESSETH

WHEREAS, the Company wishes to employ the Executive as its President and Chief Executive Officer, an executive who should have influence in the direct management of the business and should contribute, in part, to the Company's commercial success.

WHEREAS, the Executive is willing to accept such employment for the inducements and upon the terms and conditions hereinafter set forth; and

WHEREAS, the Executive has signed the Company's Intellectual Property Agreement or the Company has also bargained for the Executive simultaneously to execute the Company's Intellectual Property Agreement, a copy of which is annexed hereto as Exhibit A.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

SECTION 1. EMPLOYMENT:

     (a) TERM OF EMPLOYMENT. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby employs the Executive, and the Executive agrees to be employed as the President and Chief Executive Officer. Subject to earlier termination as provided in
          Section 4 hereof, the term of the Executive's employment by the Company under this Agreement (the "Employment Term"), shall commence as of the date hereof, and shall continue for one year, renewing daily for a term of one year, which enables the Company and the Executive to avoid renegotiations as the terms of this Agreement are automatically extended until modified in writing or one of the parties hereto terminates this Agreement as provided in Section 4, or unless either party gives written notice of termination to the other of not less than 60 days prior to the expiration of the Employment Term then in effect. Any

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          extension shall be upon the same terms and conditions as set forth herein for the Employment Term hereunder except that the Base Salary as hereinafter defined for any extensions shall be the amount in effect at the end of the previous term.

          (b) DUTIES. The Executive will serve as the Company's President and Chief Executive Officer, and will perform the services and duties for the Company designated by the Corporation's Chief Executive Officer or his designee (the "Supervisor"), provided that such duties are reasonably consistent with Executive's responsibilities and status as the Company's President and Chief Executive Officer. The Executive shall also, if elected in accordance with the By-Laws of the Company, serve as an Officer and/or Director of the Company or its affiliates without additional compensation and the Company shall indemnify Executive to the maximum extent allowable under law for his services as an Officer and/or a Director.

          (c) EXTENT OF SERVICES. During the Employment Term, Executive agrees to: (i) devote all of his/her business time, energy and skill to the business of the Company; (ii) use his/her best efforts to promote the interests of the Company; and (iii) discharge such executive and administrative duties consistent with his/her position as may be assigned to him/her by the Supervisor. Executive agrees that he/she will not work for any other profit making organization in a direct or indirect manner without the written consent of his/her Supervisor and the Chief Executive Officer of the Corporation.

SECTION 2.  COMPENSATION

All compensation due Executive under this Agreement shall be payable by the Company, whether the services rendered are for the Company or one of its affiliates.

          (a) BASE SALARY. For services rendered by the Executive under the Agreement, the Company shall pay the Executive an annual salary of One Hundred Fifty Thousand ($150,000.00) Dollars (the "Base Salary"). The Base Salary shall be earned and shall be payable in accordance with the Company's normal accounting and payroll practices and the Company may increase, but not decrease, the Base Salary at any time.

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          (b) BONUS.

          (i) In addition to Executive's Base Salary, Executive may be paid an annual bonus by the Company for a calendar year period (the "Bonus Period") in such amount (the "Bonus Amount") as may be determined by the Board of Directors of the Corporation.

          (ii) The Bonus Amount, shall be paid to Executive no later than fifteen (15) days after the completion of the audit of the Corporation's financial statements for the Bonus Period.

          (iii) The Bonus Amount is due and payable to Executive if and only if Executive is in the employ of the Company on the last day of the Bonus Period; provided, however, that the Executive (or his/her estate) shall be entitled to a pro rated portion of the Bonus Amount (based on time elapsed) if executive: (a) dies, (b) becomes disabled (c) is terminated without Cause by the Company (defined below), or (d) exercises the Change of Control provision of Section 4(d) prior to the end of the Bonus Period. Executive shall not be entitled to any Bonus Amount for a calendar year in which Executive did not perform services for the Company or any affiliate regardless of the reason therefore or if the Board of Directors of the Company determines that performance targets established by it with sole discretion (subject to a test of reasonableness) were not accomplished for the period in question.

     SECTION 3. OTHER BENEFITS. During the Employment term, the Executive shall be entitled to the following benefits:

          (a) vacation time, three (3) weeks annually in accordance with the Company's policy for executives in effect as determined by the Company and consistent with the Executive completing his/her responsibilities;

          (b) participation in all employee group life, group health and other fringe benefit programs, including, but not limited to, any 401K plan, incentive compensation, performance unit, bonus, stock purchase or stock appreciation plans now or hereafter initiated or maintained by the

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          Company for officers of the Company for which Executive is eligible subject to the right of the Company to amend or terminate such plans;

          (c) reimbursement for all reasonable and properly documented expenses incurred or paid by Executive in connection with the performance of his/her duties hereunder and in accordance with the general expense reimbursement policy of the Company then in effect; and

          (d) use of a car to be leased by the Company or a $1,000 per month car allowance.

     SECTION 4. TERMINATION The Employment Term shall terminate upon any of the following occurrences; provided, however, that upon such termination the Executive shall be entitled to receive, as and when they would have been received in the ordinary course if such termination had not occurred, the unpaid portion of his Base Salary and other employee benefits as they shall have accrued and vested through the date of such termination for services rendered.

          (a) VOLUNTARY TERMINATION BY THE EXECUTIVE. Except as set forth in
          Section 4 (d) below, if the Executive voluntarily ceases to be employed by the Company before the end of the Employment Term, with or without the consent of the Company, then the Employment Term shall end without further action by either party hereto and all rights and obligations of the parties under this Agreement, except those set forth in the Intellectual Property Protection Agreement, shall terminate as of such date.

          (b) TERMINATION FOR CAUSE. The Company may terminate the Employment Term at any time for Cause. For the purposes of this Agreement, "Cause" shall mean;

               (i) the failure of Executive to perform his duties in all material respects provided that prior to termination Executive has been given an opportunity to remedy such dissatisfaction within thirty (30) days or, if such dissatisfaction is not subject to cure, the repetition of the act or omission which dissatisfied his/her Supervisor is repeated by Executive after Executive received such notice;

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               (ii) conviction of (A) any serious crime or serious offense involving misappropriation of money or other property of the Company, or (B) any felony; or

               (iii) Executive's use of narcotics, illegal drugs or controlled substances other than as prescribed by a licensed physician.

     c) TERMINATION UPON DISABILITY. If, during the Employment Term, the Board of Directors of the Company reasonably determines that the Executive has been or will be incapable of fulfilling his obligations hereunder because of injury or physical or mental illness, for a period of more than three
     (3) consecutive months or six (6) months in an aggregate during any period of twelve (12) consecutive months, the Company may, upon written notice to the Executive, terminate the Employment Term upon thirty (30) days' written notice to the Executive, to the extent permitted by applicable law.

     (d) TERMINATION AFTER CHANGE IN CONTROL. This Agreement may be terminated by the Executive, if there is a Change in Control of SEMX Corporation or the Company. If, after a Change in Control, the Executive terminates this Agreement, the Executive will be entitled to the Severance Benefits. The terms Change in Control, and Severance Benefits are defined in Schedule 4D (attached hereto).

SECTION 5. GENERAL

          (i) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Executive and his heirs, executors and administrators. If the Company assigns this Agreement, the assignee shall be required to expressly assume all obligations of the Company under this Agreement.

          (ii) The waiver by the Company or the Executive of a breach of any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same provision or of any other provision of this Agreement.

          (iii) All notices, requests, demands and other communications submitted hereunder shall be in writing and shall be deemed to have been duly given

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          if delivered by hand or by commercial overnight delivery service or if mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid; and addressed; if to the Executive, to the address set forth in the first paragraph hereof, and if to the Company, to 1 Labriola Court, Armonk, New York, 10504, attention President.

          (iv) This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without regard to the conflict of laws principles thereof.

          (v) This Agreement together with the Intellectual Property Protection Agreement and the Employees' Stock Option Plan Agreement incorporates the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter. The invalidity of any section, provision or portion of this Agreement shall not affect the validity of any other section, provision or portion of this Agreement, and each such section, provision or portion shall be enforced to the full extent permitted by law. This Agreement may not be modified or amended, or any term or provision hereof waived or discharged, except by a written instrument signed by the party against whom such amendment, modification, waiver, or discharge is sought to be enforced. The headings of this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in several counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have dully executed this Agreement as of the day and year first above written.

Dated:                                    American Silicon Products Incorporated
      -------------------
                                          By
--------------------------------            ------------------------------------
Richard Brown                                        Gilbert D. Raker, Chairman

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                                  SCHEDULE 4D
                                  DEFINITIONS

(I) "Change in Control" is defined as the occurrence of any of the following events:

     (A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, a "person) of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than fifty (50%) percent of the then outstanding shares of common stock of SEMX (collectively, the "Outstanding Common Stock"), or a transfer or sale of more than fifty (50%) percent of the book value of the gross assets of SEMX measured at the time of such transfer or sale in one or more transactions, or a transfer or sale of more than fifty (50%) percent of the book value of the gross assets of American Silicon Products (the "Company"); provided, however, that the following shall not constitute a Change in Control:

          (i) Any acquisition by an underwriter (as such term is defined in Section 2 (11) of the Securities Act of 1934, as amended) for the purpose of making a public offering;

          (ii) Any acquisition by SEMX or by any entity controlled by SEMX;

          (iii) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by SEMX or by any entity controlled by SEMX; or

          (iv) Any transfer of assets to SEMX or any entity controlled by SEMX.

     (B) When individuals who are members of the Board of Directors of SEMX ("SEMX's Board") at any one time shall immediately thereafter cease to constitute a majority of SEMX's Board, or when a majority of SEMX's Board shall not consist of persons who were elected or nominated for election as directors with the approval of a majority of the present members of SEMX's Board in either case within two years of:

          (i) The completion of a tender offer or exchange offer for the voting stock of SEMX (other than a tender off or exchange offer by SEMX) or a proxy contest in connection with the election of members of the SEMX's Board; or

          (ii) A merger or consolidation of SEMX (other than with SEMX or an entity controlled by SEMX).

(II) Severance Benefits are defined as if, subsequent to a Change in Control, this Agreement is terminated by the Company without Cause (and not for Disability), or by the Executive, for any

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reason, then the Executive shall be entitled to the following Severance Benefits in lieu of any other rights or alleged damages:

     (A) The Company shall pay the Executive his full Base Salary through the date of termination at the rate in effect at the time notice of termination is given (or at the date of termination, if higher) and any bonus for a past calendar year which has not yet been awarded or paid to the Executive under any Incentive Plan;

     (B) the Company shall pay the Executive an amount equal to the annual incentive award earned by the Executive under any Incentive Plans in the calendar year ending as of the December 31st immediately preceding the date of termination, pro rated to the Date of Termination.

     (C) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as severance to the Executive a lump sum amount equal to the Executive's Base Salary as of the date of the Change in Control (or at the date of termination, if higher) for a period of one (1) years;

     (D) Except as otherwise provided herein, any Severance Benefits payable under this paragraph shall be paid in full in a lump sum not more than sixty (60) days following the date of termination. If the Company shall default in the payment of any such sum when due, the interest shall accrue on the balance of the payments due hereunder at the rate of fifteen (15%) percent per annum and the Company shall reimburse Executive for all costs and expenses incurred by him, including legal fees, in enforcing his rights under this Section 4(d).

          (i) If this Agreement is terminated on a date that is not at the end of a calendar year and if the Executive is entitled to incentive compensation, the Company will not be obligated to pay the incentive compensation which may be due until thirty (30) days after the computation by the Company of the amount which may be due.

          (ii) The Executive shall not be required to mitigate the amount of any payment contemplated herein (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by earning that the Executive may receive from any other source.

          (iii) The provisions of this Agreement, and any payments provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Incentive Plan, Benefit Plan, employment agreement or other contract, plan or arrangement.

          (iv) Notwithstanding anything contained elsewhere in this agreement.

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         .

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